U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2019 (January 30, 2019)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

19 W. Flagler St., Suite 902

Miami, FL

(Address of principal executive offices)

33130

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

Cuentas Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Definitive Material Agreement.

On January 29, 2019, Cuentas, Inc. and the previous owners of Limecom, Inc. agreed to a procedure to reverse the original Stock Purchase Agreement that was signed on September 19, 2017.

As a result of certain matters that have developed since the original transaction, the parties have agreed to enable the right by Cuentas and/or Next Group Acquisition, Inc. (“Next Group Acquisition”) to rescind and/or, at its option, to sell back the stock in Limecom Inc. (“Limecom”) purchased by Next Group Acquisition for $1.00 and other good and valuable consideration.

In the event that the option to rescind and/or to sell back the stock purchased by Next Group Acquisition and/or Cuentas is exercised, it is agreed as follows:

(a) The 41,443,847 pre-split shares of Cuentas issued to Heritage and its Stockholders will not be returned to Cuentas, and kept by Heritage and its Stockholders, and the 10,360,962 remaining shares will be cancelled or returned to the treasury of Cuentas at its option. Cuentas agrees to issue an additional post-split 90,000 shares of Cuentas restricted stock as directed by Heritage.

(b) The $2,000,000 payment under the Acquisition Agreement will be cancelled.

(c) The Agreement with Orlando Taddeo as International CEO of Limecom will be terminated.

(d) Heritage, its Stockholders and the current management of Limecom agree that they will indemnify and hold harmless Next Group Acquisition and Cuentas from any liabilities (known and unknown) incurred by Limecom (accrued, disclosed or undisclosed by Limecom) up to and including the closing of the rescission or sale as provided for herein.

(e) Heritage and Limecom’s current management agree to cooperate with Next Group Acquisition and/or Cuentas with any information required to be disclosed to the Securities and Exchange Commission (“SEC”) as a part of Cuentas’ SEC disclosure obligations with respect to the exercise of the option by Next Group Acquisition or Cuentas.

(f) Heritage, Limecom and its current management and Stockholders agree to cooperate with Cuentas’ auditors in providing all material information to Cuentas’ auditors as is reasonably required.

(g) Heritage and the Limecom current management agree that the intercompany loan in the approximate sum of $750,000 will be cancelled.

(h) Cuentas agrees to issue shares of Cuentas restricted stock to several Limecom employees in exchange for salaries due to them. Those shares will be issued at the execution of this Amendment and be held in escrow until the full satisfaction of the terms of this Amendment.

(i) Cuentas agrees to advance the sum of $25,000 toward the payments agreed upon to be paid to American Express (“AMEX”) by Limecom, and Limecom agrees to pay the sum of $25,000 to AMEX and the balance of the payments under the Stipulation of Settlement as agreed upon by Limecom.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 30, 2019, Cuentas sent an executed document to Limecom rescinding the acquisition of Limecom, Inc. (“Limecom”) according to the Amendment signed January 29, 2019.

Cuentas fulfilled its obligation to pay $25,000 to AMEX pursuant to the Amendment dated January 29, 2019.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
9.1	Stock Purchase Amendment dated January 29, 2019
9.2	Termination letter dated January 30, 2019
99.1	Press Release dated February 5, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: February 5, 2019	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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